EXHIBIT 99.1

First Niagara Reports Third Quarter 2015 Results

  Third quarter GAAP earnings of $0.15 per diluted share
  Average loans increased 5% annualized QOQ
    Average C&I loans increased 10% annualized QOQ
    Indirect Auto and Home Equity drove 4% annualized increase in average consumer loans QOQ
  Average transactional deposit balances increased 10% annualized QOQ and 7% YOY
    Average business noninterest-bearing deposit balances increased 26% annualized QOQ and 9% YOY
    Average noninterest-bearing deposit balances increased 17% annualized QOQ and 8% YOY
  Strong credit quality maintained
    Originated net charge-offs averaged 0.31% of total originated loans, unchanged QOQ
    Criticized loans decreased 9% QOQ

BUFFALO, N.Y., Oct. 23, 2015 (GLOBE NEWSWIRE) -- First Niagara Financial Group, Inc. (NASDAQ:FNFG) today reported GAAP net income available to common shareholders of $52.9 million, or $0.15 per diluted share for the third quarter of 2015, compared to $53.5 million, or $0.15 per diluted share, for the quarter ended June 30, 2015.

"In the third quarter of 2015, our business fundamentals were strong, as evidenced by a 10% annualized increase in average transactional deposits and 10% increase in commercial business loans. We also continued to make great progress in implementing our strategic investments, which remain on-time, on-budget and are focused on delivering enhanced products and services, based on customer preferences," said Gary M. Crosby, President and Chief Executive Officer. "As we roll-out these enhancements, I also am very pleased with the customer experience that our team is delivering and the positive brand recognition that it is creating for First Niagara across the markets we serve. In a recent J.D. Power Survey, 92% of our branch customers said that they would be 'likely advocates' of First Niagara as a banking partner to their friends and family – a number that puts us among top financial institutions with best-in-class customer experience."

"Overall third quarter financial results were in line with our expectations and were characterized by stable net interest income, lower operating expenses, strong balance sheet growth and positive credit metrics," said Gregory W. Norwood, Chief Financial Officer. "Through the first nine months of 2015, average loans increased 6% YOY driven by both commercial and consumer balance growth, while average noninterest bearing deposits increased 9% YOY reflecting our increased focus on core deposit acquisitions in our consumer and commercial lines of business."

Third Quarter Results

On a GAAP basis, in the third quarter of 2015, First Niagara reported net income available to common shareholders of $52.9 million, or $0.15 per diluted share, compared to $53.5 million, or $0.15 per diluted share in the second quarter of 2015. The company reported a loss of $927.6 million, or ($2.65) per share, for the quarter ended September 30, 2014.

Compared to the second quarter of 2015, net income available to common shareholders was primarily driven by:

  A 4% decrease in noninterest income, driven by volatility in capital markets income and wealth management revenues.
  A $1 million decrease in provision for credit losses driven by favorable asset quality trends and offset by provisioning to support a $0.7 billion increase in originated loan balances.
  A 1% decrease in noninterest expenses driven by lower marketing spend, lower levels of intangible amortization, and lower FDIC premiums.

Compared to the third quarter of 2014, net income available to common shareholders was primarily driven by:

  A $1.1 billion non-cash goodwill impairment charge and a $45 million reserve to address a process issue related to certain customer deposit accounts both incurred in the year-ago quarter.
  11% increase in noninterest income in the third quarter of 2015 driven by higher deposit service charges, mortgage banking revenues, and lower historic tax credit amortization compared to the year-ago period.
  $4 million, or 2%, decrease in operating noninterest expense due to lower salaries and benefits from lower headcount and lower occupancy expense as a result of branch consolidations completed in 2015, lower amortization of core deposit intangibles, and lower restructuring expenses.
  4% decline in net interest income attributable to lower benefits from discount accretion income on prepayments of certain Collateralized Loan Obligations (CLOs), and
  A higher effective tax rate of 26% in 2015.
Operating Results (Non-GAAP)	Q3 2015	Q2 2015	Q1 2015	Q4 2014	Q3 2014
Net interest income	$ 263.5	$ 263.1	$ 262.9	$ 269.8	$ 273.3
Provision for credit losses	19.8	20.8	12.8	35.7	16.7
Noninterest income	83.4	86.6	82.2	77.2	75.4
Noninterest expense	245.4	247.9	243.5	248.2	249.5
Operating net income	60.5	61.0	62.2	60.7	74.0
Preferred stock dividend	7.5	7.5	7.5	7.5	7.5
Operating net income available to common	$ 52.9	$ 53.5	$ 54.7	$ 53.2	$ 66.5
Weighted average diluted shares outstanding	353.2	352.8	352.6	352.2	351.9
Operating earnings per diluted share	$ 0.15	$ 0.15	$ 0.15	$ 0.15	$ 0.19

Reported Results (GAAP)	Q3 2015	Q2 2015	Q1 2015	Q4 2014	Q3 2014
Operating net income before non-op. items	$ 60.5	$ 61.0	$ 62.2	$ 60.7	$ 74.0
Non-operating items (a)	--	--	10.9	(8.4)	994.1
Net Income / (loss)	60.5	61.0	51.4	69.1	(920.0)
Preferred stock dividend	7.5	7.5	7.5	7.5	7.5
Net income / (loss) available to common	$ 52.9	$ 53.5	$ 43.8	$ 61.5	$ (927.6)
Weighted average diluted shares outstanding	353.2	352.8	352.6	352.2	350.4
Earnings (loss) per diluted share	$ 0.15	$ 0.15	$ 0.12	$ 0.17	$ (2.65)
All amounts in millions except earnings per diluted share.
(a)	Q1 2015: Restructuring charges primarily related to staffing realignment, branch consolidations and third-party professional fees incurred in connection with the overstatement of allowance resulting from mid-level employee misconduct, net of taxes.
Q4 2014: Benefit from reversal of process issue reserve related to certain customer deposit accounts less severance and other restructuring charges related to Organizational Simplification initiative, net of taxes.
Q3 2014: $1.1 billion non-cash goodwill impairment charge, reserves related to a process issue, and restructuring charges primarily related to branch realignment, net of taxes.

Loans

Average loans increased 5% annualized from the prior quarter to $23.4 billion, driven primarily by increases in the company's commercial business (C&I), indirect auto and home equity loan portfolios. On an end-of-period basis, total loans increased 5% annualized from the prior quarter driven by a 7% annualized increase in C&I loans.

Average commercial loans, which include C&I and commercial real estate (CRE) loans, increased 5% annualized from prior quarter to $14.2 billion, driven by growth primarily in the company's New York, New England, and Tri-State markets.

  Average C&I loans increased 10% annualized to $6.0 billion, driven primarily by increases in the middle market and asset-based lending segments.
  CRE loans averaged $8.3 billion and increased 1% annualized from the prior quarter driven by construction lending offset by borrower prepayments.

Average consumer loans increased 4% annualized from prior quarter to $9.2 billion.

  Average indirect auto loan balances increased 10% annualized or by $55 million to $2.3 billion, as strong new origination activity was partially offset by increased pay-downs. Indirect auto originations during the quarter totaled $300 million. New originations in the third quarter yielded 3.42%, net of dealer reserve, an increase of 58 basis points compared to originations in the year-ago quarter.
  Average residential real estate loans increased 1% annualized, driven by greater cross-sales to the Private Client Services Group clients.
  Home equity balances increased for the tenth consecutive quarter to $3.0 billion, or 5% annualized from the prior quarter reflecting higher customer draws as well as the benefits of promotional and cross-sell campaigns.
Average Loans	Q3 2015	Q2 2015	Q1 2015	Q4 2014	Q3 2014
Commercial real estate	$ 8,277	$ 8,257	$ 8,263	$ 8,087	$ 7,985
Commercial business	5,972	5,830	5,797	5,791	5,694
Total commercial	14,249	14,087	14,060	13,878	13,679
Residential real estate	3,338	3,326	3,338	3,364	3,351
Home equity	3,001	2,963	2,939	2,912	2,857
Indirect auto	2,293	2,238	2,187	2,132	1,978
Credit cards	306	304	311	314	313
Other consumer	255	260	275	283	287
Total consumer	9,193	9,091	9,050	9,005	8,786
Total loans	$ 23,442	$ 23,178	$ 23,110	$ 22,883	$ 22,465
All amounts in millions.

Credit Quality

At September 30, 2015, the allowance for loan losses was $239 million, compared to $236 million at June 30, 2015. In the third quarter, provision for credit losses totaled $19.8 million, a $1 million decrease from $20.8 million in the prior quarter. Nonperforming assets comprised 0.58% of total assets, unchanged from June 30, 2015. At September 30, 2015, total criticized loans decreased 9% from the prior quarter.

Information for both the originated and acquired portfolios follows.

	Q3 2015			Q2 2015
$ in millions	Originated	Acquired	Total	Originated	Acquired	Total
Provision for loan losses*	$ 20.7	$ (1.4)	$ 19.3	$ 19.5	$ 0.9	$ 20.5
Net charge-offs	15.5	0.6	16.2	15.5	0.5	16.0
NCOs/ Avg Loans	0.31%	0.08%	0.28%	0.31%	0.06%	0.28%
Total loans**	$ 20,592	$ 3,075	$ 23,666	$ 19,930	$ 3,438	$ 23,368
(*) Excludes provision for unfunded commitments of $0.5 million and $0.3 million in 3Q15 and 2Q15, respectively
(**) Acquired loans net of associated credit discount; see accompanying tables for further information

Originated loans

The provision for loan losses on originated loans totaled $21 million, an increase of $1 million from the second quarter of 2015. This increase was in large part driven by provisioning associated with the $0.7 billion increase in period-end originated loans from the prior quarter. Originated net charge-offs in the third quarter equaled $16 million or 31 basis points of average originated loans, and were consistent with the prior quarter.

At September 30, 2015, nonperforming originated loans totaled $186 million, or 0.90% of originated loans, compared to 0.91% at June 30, 2015. At September 30, 2015, the allowance for loan losses on originated loans totaled $233 million or 1.13% of such loans, compared to $228 million or 1.15% of such loans at June 30, 2015, and reflects continued improvements in underlying asset quality metrics.

Acquired loans

The provision for losses on acquired loans totaled a negative $1 million in the third quarter of 2015, driven by pay-downs in acquired loan balances, compared to provision expense of $1 million in the prior quarter. Net charge-offs on the acquired portfolio totaled $0.6 million during the quarter, compared to $0.5 million of net charge-offs in the prior quarter. At September 30, 2015, the allowance for loan losses on acquired loans totaled $5 million, compared to $7 million at June 30, 2015. Acquired nonperforming loans totaled $25 million, a 4% decrease from the prior quarter. Acquired criticized loans decreased 14% from June 30, 2015. At September 30, 2015, remaining credit marks available to absorb losses on a pool-by-pool basis totaled $64 million.

Deposits

Average deposits increased 6% annualized from the prior quarter to $28.6 billion.

  Non-interest checking deposit balances averaged $5.7 billion, up 17% annualized from the prior quarter and 8% from the year-ago period driven by higher business deposit balances.
  Average transactional deposit balances, which include interest-bearing and noninterest-bearing checking account balances, increased 10% annualized and currently represent 38% of the company's deposit balances.
  Money market deposit balances increased 6% annualized, reflecting the benefits of promotional marketing campaigns partially offset by seasonally lower municipal money market balances.
  Average savings balances decreased 8% annualized from the prior quarter driven by lower consumer balances.
  Time deposits increased 5% annualized to $4.0 billion, as increases in brokered certificate of deposit balances were partially offset by lower consumer and municipal certificate of deposit balances.
Average Deposits	Q3 2015	Q2 2015	Q1 2015	Q4 2014	Q3 2014
Noninterest-bearing deposits	$ 5,661	$ 5,427	$ 5,430	$ 5,485	$ 5,259
Savings accounts	3,427	3,494	3,432	3,447	3,552
Interest-bearing checking	5,165	5,131	5,001	5,049	4,821
Money market deposits	10,403	10,251	10,132	10,037	9,882
Certificates of deposit	3,962	3,917	3,778	3,888	3,970
Total deposits	$ 28,618	$ 28,220	$ 27,773	$ 27,906	$ 27,484
All amounts in millions.

Net Interest Income

Third quarter 2015 GAAP net interest income of $263 million was consistent with the prior quarter, as the benefits of a 2% annualized increase in average earning assets and an extra day in the quarter were offset by an expected four basis point decline in the reported net interest margin. The decrease in net interest margin to 2.98% reflects continued compression of earning asset yields in the current low interest rate and competitive pricing environment, lower discount accretion income on prepayment of CLOs and lower benefits from purchase accounting accretion on acquired loans.

  Yields on loans decreased 9 basis points to 3.64% reflecting continued pressure on loan yields due to low interest rates and competitive pressures, as well as lower benefits from purchase accounting accretion.
  Yields on investment securities increased 7 basis points to 2.92% due primarily to lower premium amortization on the residential mortgage-backed securities portfolio.
  The average cost of interest-bearing deposits remained flat to prior quarter at 0.29%.

Noninterest Income

Third quarter 2015 noninterest income of $83 million decreased 4% or $3 million compared to the prior quarter.

  Deposit service charges increased 3% from the prior quarter reflecting typical seasonal trends.
  Insurance commissions increased $1 million or 7% driven primarily by seasonally higher renewal volumes during the third quarter.
  Merchant and card fees increased 1% driven by higher debit card interchange revenue.
  Wealth management services decreased $1 million or 7%, reflecting lower levels of variable annuity sales as a result of market volatility during the quarter.
  Capital markets income, which primarily includes income from derivatives and syndications, decreased $3 million due to market volatility.
  Mortgage banking revenues were lower from the prior quarter reflecting lower locked volumes partially offset by a modest increase in gain-on-sale margins.
  Other noninterest income declined $1 million from the prior quarter primarily reflecting lower investment gains.
Noninterest Income	Q3 2015	Q2 2015	Q1 2015	Q4 2014	Q3 2014
Deposit service charges	$ 22.9	$ 22.2	$ 20.4	$ 22.6	$ 20.4
Insurance commissions	18.3	17.1	15.7	14.8	18.4
Merchant and card fees	13.4	13.3	11.9	13.0	13.0
Wealth management services	14.6	15.7	14.7	14.4	15.4
Mortgage banking	5.1	5.8	4.9	4.6	4.4
Capital markets income	2.6	5.3	4.2	8.3	3.5
Lending and leasing	4.5	4.0	4.4	4.6	3.9
Bank owned life insurance	2.8	3.2	3.6	3.2	3.1
Other income	(0.7)	0.1	2.6	(8.3)	(6.6)
Total noninterest income	$ 83.4	$ 86.6	$ 82.2	$ 77.2	$ 75.4
All amounts in millions.

Noninterest Expense

Noninterest expenses totaled $245 million in the third quarter of 2015, or 1% below second quarter 2015 levels. The quarter-over-quarter decrease was primarily driven by lower marketing spend, lower intangible amortization and lower FDIC premiums.

  Salaries and benefits expense of $114 million was consistent with prior quarter.
  Occupancy and equipment expense decreased 2%, due primarily to lower rent and depreciation.
  Technology and communications expenses increased $2 million or 5%, due primarily to higher software and depreciation expenses.
  Professional services fees increased $2 million due to vendor and other consulting costs.
  FDIC expenses decreased $2 million reflecting the expiration of the impact of goodwill impairment.
Operating Noninterest Expense (Non-GAAP)*	Q3 2015	Q2 2015	Q1 2015	Q4 2014	Q3 2014
Salaries and employee benefits	$ 113.8	$ 113.6	$ 112.0	$ 111.0	$ 116.2
Occupancy and equipment	25.5	26.0	27.3	28.4	27.5
Technology and communications	38.3	36.5	35.1	33.9	31.5
Marketing and advertising	8.4	10.3	9.9	11.6	7.7
Professional services	18.1	16.3	13.1	16.6	14.0
Amortization of intangibles	4.0	5.1	6.2	6.4	6.5
Federal deposit insurance premiums	10.0	11.8	11.2	11.9	9.6
Other expense	27.3	28.4	28.9	28.4	36.5
Total operating noninterest expense	$ 245.4	$ 247.9	$ 243.5	$ 248.2	$ 249.5
*All amounts in millions. See appendix for reconciliation of GAAP to Non-GAAP amounts

In the third quarter of 2015, the efficiency ratio was 70.7%, compared to 70.9% in the prior quarter.

Capital

Beginning in the first quarter of 2015, all regulatory capital ratios and amounts were calculated under the Basel III standardized transitional approach. At September 30, 2015, the company's estimated consolidated Total Risk Based capital and Common Equity Tier 1 capital ratios were 12.0% and 8.5%, respectively, unchanged from June 30, 2015. The company remains well above current regulatory guidelines for well-capitalized institutions.

About First Niagara

First Niagara, through its wholly owned subsidiary, First Niagara Bank, N.A., is a multi-state community-oriented bank with approximately 390 branches, $39 billion in assets, $29 billion in deposits, and approximately 5,400 employees providing financial services to individuals, families and businesses across New York, Pennsylvania, Connecticut and Massachusetts. For more information, visit www.firstniagara.com.

Investor Call

A conference call will be held at 8:30 a.m. Eastern Time on Friday, October 23, 2015 to discuss the company's financial results. Those wishing to participate in the call may dial toll-free 1-877-983-9285 with the passcode: FNFG. Presentation slides will be used during the earnings conference call and are available under the investor relations tab of our website at www.firstniagara.com. A replay of the call will be available until December 8, 2015 by dialing 1-800-633-8284, passcode: 21779543.

Non-GAAP Measures - This news release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP). The company believes that non-GAAP financial measures provide a meaningful comparison of the underlying operational performance of the company, and facilitate investors' assessments of business and performance trends in comparison to others in the financial services industry. In addition, the company believes the exclusion of these non-operating items enables management to perform a more effective evaluation and comparison of the company's results and to assess performance in relation to the company's ongoing operations. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP disclosures are used in this news release, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this document.

Forward-Looking Statements - This press release contains forward-looking statements with respect to the financial condition and results of operations of First Niagara Financial Group, Inc. including, without limitations, statements relating to the earnings outlook of the company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans that could result from an economic downturn; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; and (6) execution risk associated with the announced investment plan.

First Niagara Financial Group, Inc.
Income Statement Highlights -- Reported Basis
(in thousands, except per share amounts)

	2015			2014			Nine months ended
	Third	Second	First	Fourth	Third	Second	September 30,	September 30,
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	2015	2014

Interest income:
Loans and leases	$ 211,407	$ 211,899	$ 210,371	$ 214,609	$ 212,452	$ 210,218	$ 633,677	$ 632,314
Investment securities and other	87,914	86,356	86,280	86,919	91,668	91,566	260,550	273,655
Total interest income	299,321	298,255	296,651	301,528	304,120	301,784	894,227	905,969

Interest expense:
Deposits	17,040	16,568	15,344	14,295	13,590	13,183	48,952	39,009
Borrowings	18,790	18,577	18,363	17,450	17,251	16,789	55,730	51,122
Total interest expense	35,830	35,145	33,707	31,745	30,841	29,972	104,682	90,131

Net interest income	263,491	263,110	262,944	269,783	273,279	271,812	789,545	815,838
Provision for credit losses	19,768	20,756	12,765	35,706	16,700	19,800	53,289	60,200
Net interest income after provision	243,723	242,354	250,179	234,077	256,579	252,012	736,256	755,638

Noninterest income:
Deposit service charges	22,944	22,208	20,389	22,611	20,373	23,733	65,541	67,462
Insurance commissions	18,252	17,060	15,714	14,764	18,352	17,343	51,026	51,386
Merchant and card fees	13,423	13,317	11,907	13,043	12,991	12,834	38,647	37,329
Wealth management services	14,572	15,718	14,650	14,404	15,367	15,949	44,940	46,903
Mortgage banking	5,070	5,783	4,887	4,600	4,358	5,241	15,740	12,995
Capital markets income	2,608	5,284	4,152	8,312	3,509	2,917	12,044	10,049
Lending and leasing	4,487	3,998	4,353	4,567	3,914	4,680	12,838	13,326
Bank owned life insurance	2,819	3,160	3,592	3,187	3,080	3,145	9,571	11,630
Other income	(732)	79	2,600	(8,311)	(6,552)	(4,985)	1,947	(18,107)
Total noninterest income	83,443	86,607	82,244	77,177	75,392	80,857	252,294	232,973

Noninterest expense:
Salaries and employee benefits	113,794	113,561	111,973	110,985	116,245	117,728	339,328	351,913
Occupancy and equipment	25,538	26,021	27,332	28,379	27,450	28,553	78,891	83,879
Technology and communications	38,301	36,486	35,061	33,940	31,465	31,140	109,848	92,950
Marketing and advertising	8,445	10,297	9,863	11,584	7,746	8,439	28,605	23,549
Professional services	18,052	16,321	13,070	16,644	13,988	13,029	47,443	38,940
Amortization of intangibles	4,001	5,092	6,205	6,432	6,521	6,790	15,298	20,820
Federal deposit insurance premiums	10,026	11,750	11,158	11,911	9,579	9,756	32,934	28,190
Restructuring charges	--	--	17,517	9,066	2,364	--	17,517	12,720
Goodwill impairment	--	--	--	--	1,100,000	--	--	1,100,000
Deposit account remediation	--	--	--	(23,000)	45,000	--	--	45,000
Other expense	27,276	28,371	28,859	28,371	36,467	28,680	84,506	91,715
Total noninterest expense	245,433	247,899	261,038	234,312	1,396,825	244,115	754,370	1,889,676

Income (loss) before income tax	81,733	81,062	71,385	76,942	(1,064,854)	88,754	234,180	(901,065)
Income tax expense (benefit)	21,251	20,052	20,000	7,875	(144,808)	12,879	61,303	(117,104)
Net income (loss)	60,482	61,010	51,385	69,067	(920,046)	75,875	172,877	(783,961)
Preferred stock dividend	7,547	7,547	7,547	7,547	7,547	7,547	22,641	22,641
Net income (loss) available to common stockholders	$ 52,935	$ 53,463	$ 43,838	$ 61,520	$ (927,593)	$ 68,328	$ 150,236	$ (806,602)

Financial Ratios:
Earnings (loss) per basic share	$ 0.15	$ 0.15	$ 0.12	$ 0.17	$ (2.65)	$ 0.19	$ 0.42	$ (2.31)
Earnings (loss) per diluted share	$ 0.15	$ 0.15	$ 0.12	$ 0.17	$ (2.65)	$ 0.19	$ 0.42	(2.31)
Weighted average shares outstanding - basic(1)	351,293	351,126	350,741	350,444	350,381	350,229	351,055	350,174
Weighted average shares outstanding - diluted(1)	353,248	352,791	352,621	352,152	350,381	351,541	352,847	350,174
Net revenue(2)	$ 346,934	$ 349,717	$ 345,188	$ 346,960	$ 348,671	$ 352,669	$ 1,041,839	$ 1,048,811
Noninterest income as a percentage of net revenue(2)	24.05%	24.76%	23.83%	22.24%	21.62%	22.93%	24.22%	22.21%
Pre-tax, pre-provision income (loss)(3)	$ 101,501	$ 101,818	$ 84,150	$ 112,648	$ (1,048,154)	$ 108,554	$ 287,469	$ (840,865)
Pre-tax, pre-provision income per diluted share(3)	$ 0.29	$ 0.29	$ 0.24	$ 0.32	$ (2.99)	$ 0.31	$ 0.81	$ (2.40)
Pre-tax, pre-provision return on average assets(3)	1.03%	1.05%	0.88%	1.17%	(10.8)%	1.14%	0.99%	(2.94)%
Net interest margin(4)	2.98%	3.02%	3.07%	3.11%	3.21%	3.26%	3.02%	3.27%
Interest yield on average loans(4)	3.64%	3.73%	3.75%	3.78%	3.80%	3.89%	3.70%	3.89%
Rate paid on interest-bearing liabilities	0.50%	0.49%	0.48%	0.45%	0.44%	0.44%	0.49%	0.44%
Efficiency ratio	70.7%	70.9%	75.6%	67.5%	400.6%	69.2%	72.4%	180.2%
Expenses as a percentage of average loans and deposits	1.89%	1.93%	2.05%	1.85%	11.19%	1.97%	1.96%	5.13%
Effective tax rate (benefit)	26.0%	24.7%	28.0%	10.2%	(13.6)%	14.5%	26.2%	(13.0)%
Return on average assets(5)	0.61%	0.63%	0.54%	0.72%	(9.46)%	0.80%	0.59%	(2.74)%
Return on average equity(5)	5.78%	5.90%	5.05%	6.62%	(71.57)%	6.01%	5.58%	(20.69)%
Return on average tangible equity(3)(5)	8.73%	8.94%	7.68%	10.07%	(141.16)%	12.01%	8.46%	(41.29)%
Return on average common equity	5.51%	5.63%	4.69%	6.42%	(77.27)%	5.80%	5.28%	(22.80)%
Return on average tangible common equity(3)	8.72%	8.94%	7.48%	10.24%	(163.71)%	12.48%	8.39%	(49.00)%

(1) Share count excludes unallocated ESOP shares prior to January 1, 2015 and unvested restricted stock shares.
(2) Net revenue is comprised of net interest income and noninterest income.
(3) The tables in this earnings release present the computation of earnings and certain other ratios using non-GAAP financial measures, which we believe provide investors with information that is useful in understanding our financial performance and position. See Appendix A for further detail.
(4) Yields and rates calculated on a tax equivalent basis.
(5) Return used to calculate ratio excludes preferred stock dividend.

First Niagara Financial Group, Inc.
Period End Balance Sheet
(in thousands)

	2015			2014
	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,

Cash and cash equivalents	$ 420,289	$ 527,323	$ 387,676	$ 420,033	$ 451,313	$ 557,423
Investment securities:
Available for sale	5,725,608	5,750,860	5,911,419	5,915,338	6,198,140	6,683,914
Held to maturity	6,280,049	6,169,838	6,214,561	5,941,621	5,351,977	4,834,279
FHLB and FRB common stock	373,066	379,135	375,090	411,857	389,870	434,322
Total investment securities	12,378,723	12,299,833	12,501,070	12,268,816	11,939,987	11,952,515
Loans held for sale	51,056	59,816	48,755	39,825	31,245	45,446
Loans and leases:
Commercial:
Real estate	8,365,808	8,312,332	8,287,108	8,204,027	8,013,622	7,940,977
Business	6,031,358	5,923,524	5,790,980	5,775,413	5,836,235	5,741,684
Total commercial loans	14,397,166	14,235,856	14,078,088	13,979,440	13,849,857	13,682,661
Consumer:
Residential real estate	3,345,701	3,329,799	3,330,216	3,353,081	3,360,805	3,358,347
Home equity	3,032,618	2,984,872	2,943,844	2,936,123	2,886,655	2,835,421
Indirect auto	2,330,826	2,256,004	2,200,913	2,166,320	2,073,843	1,871,688
Credit cards	305,779	304,682	301,228	324,113	312,549	311,640
Other consumer	254,109	257,204	263,985	278,305	286,140	286,062
Total consumer loans	9,269,033	9,132,561	9,040,186	9,057,942	8,919,992	8,663,158
Total loans and leases	23,666,199	23,368,417	23,118,274	23,037,382	22,769,849	22,345,819
Allowance for loan losses	238,700	235,600	231,138	234,251	222,753	219,426
Loans and leases, net	23,427,499	23,132,817	22,887,136	22,803,131	22,547,096	22,126,393
Bank owned life insurance	434,263	431,335	428,454	426,192	423,376	420,230
Goodwill and other intangibles	1,400,199	1,404,201	1,410,800	1,417,005	1,423,437	2,528,481
Other assets	1,301,152	1,208,218	1,243,588	1,176,036	1,155,588	997,120
Total assets	$ 39,413,181	$ 39,063,543	$ 38,907,479	$ 38,551,038	$ 37,972,042	$ 38,627,608

Deposits:
Savings accounts	$ 3,359,320	$ 3,483,777	$ 3,488,441	$ 3,451,616	$ 3,458,661	$ 3,626,750
Interest-bearing checking	5,285,987	5,088,856	5,158,264	5,084,456	5,055,458	4,743,684
Money market deposits	10,483,721	10,303,873	10,368,358	9,962,220	9,894,346	9,834,344
Noninterest-bearing deposits	5,813,571	5,549,944	5,500,484	5,407,382	5,308,736	5,284,037
Certificates of deposit	3,873,521	4,020,367	3,734,226	3,875,563	3,952,879	3,955,754
Total deposits	28,816,120	28,446,817	28,249,773	27,781,237	27,670,080	27,444,569

Short-term borrowings	4,086,415	4,275,886	4,739,264	5,471,974	4,928,762	4,890,343
Long-term borrowings	1,783,402	1,683,476	1,233,550	733,620	733,684	733,337
Other liabilities	587,867	536,239	559,646	471,449	543,813	477,685
Total liabilities	35,273,804	34,942,418	34,782,233	34,458,280	33,876,339	33,545,934
Preferred stockholders' equity	338,002	338,002	338,002	338,002	338,002	338,002
Common stockholders' equity	3,801,375	3,783,123	3,787,244	3,754,756	3,757,701	4,743,672
Total stockholders' equity	4,139,377	4,121,125	4,125,246	4,092,758	4,095,703	5,081,674
Total liabilities and stockholders' equity	$ 39,413,181	$ 39,063,543	$ 38,907,479	$ 38,551,038	$ 37,972,042	$ 38,627,608

Selected balance sheet information:
Total interest-earning assets(1)	$ 36,099,580	$ 35,813,498	$ 35,594,208	$ 35,310,447	$ 34,720,650	$ 34,305,451
Total interest-bearing liabilities	28,872,365	28,856,235	28,722,103	28,579,449	28,023,790	27,784,211
Net interest-earning assets	$ 7,227,215	$ 6,957,263	$ 6,872,105	$ 6,730,998	$ 6,696,860	$ 6,521,240

Tangible common equity(1)(2)	$ 2,401,176	$ 2,378,922	$ 2,376,444	$ 2,337,751	$ 2,334,263	$ 2,215,191
Unrealized gain on available for sale securities, net of tax(3)	29,877	37,464	68,194	52,244	55,052	86,244

Total core deposits	$ 24,942,599	$ 24,426,450	$ 24,515,547	$ 23,905,674	$ 23,717,201	$ 23,488,815

Originated loans(4)	$ 20,591,532	$ 19,929,719	$ 19,528,609	$ 19,295,553	$ 18,841,896	$ 18,196,302
Acquired loans(5)	3,138,568	3,517,525	3,681,354	3,834,931	4,028,091	4,254,750
Credit related discount on acquired loans(6)	(63,901)	(78,827)	(91,689)	(93,102)	(100,138)	(105,233)
Total Loans	$ 23,666,199	$ 23,368,417	$ 23,118,274	$ 23,037,382	$ 22,769,849	$ 22,345,819

(1) Includes interest bearing cash and cash equivalents, investment securities at amortized cost, loans held for sale, and total loans and leases.
(2) The tables in this earnings release present the computation of earnings and certain other ratios using non-GAAP financial measures, which we believe provide investors with information that is useful in understanding our financial performance and position. See Appendix A for further detail.
(3) Excludes unamortized unrealized gains recorded in accumulated other comprehensive income related to available for sale securities transferred to held to maturity.
(4) Originated loans represent total loans excluding acquired loans.
(5) Carrying value of acquired loans plus the principal not expected to be collected.
(6) Principal on acquired loans not expected to be collected.

First Niagara Financial Group, Inc.
Average Balance Sheet and Related Tax Equivalent Yields & Rates
(in millions)
	For the three months ended									Nine months ended
	September 30, 2015			June 30, 2015			September 30, 2014			September 30, 2015			September 30, 2014
			Yields			Yields			Yields			Yields			Yields
	Average Balances	Interest(1)	and Rates(1)	Average Balances	Interest(1)	and Rates(1)	Average Balances	Interest(1)	and Rates(1)	Average Balances	Interest(1)	and Rates(1)	Average Balances	Interest(1)	and Rates(1)

Interest-earning assets:
Loans and leases(2)
Commercial:
Real estate	$ 8,277	$ 74	3.52%	$ 8,257	$ 75	3.61%	$ 7,985	$ 74	3.65%	$ 8,266	$ 224	3.58%	$ 7,896	$ 226	3.77%
Business	5,972	50	3.26	5,830	52	3.48	5,694	51	3.51	5,867	151	3.39	5,558	149	3.54
Total commercial loans	14,249	124	3.41	14,087	127	3.56	13,679	126	3.59	14,133	375	3.50	13,454	375	3.68
Consumer:
Residential real estate	3,338	31	3.70	3,326	31	3.68	3,351	32	3.77	3,334	93	3.72	3,376	97	3.82
Home equity	3,001	29	3.82	2,963	28	3.86	2,857	29	4.01	2,968	86	3.86	2,805	85	4.07
Indirect auto	2,293	17	2.86	2,238	15	2.74	1,978	14	2.84	2,240	47	2.80	1,782	38	2.87
Credit cards	306	9	11.44	304	9	11.40	313	9	11.44	307	26	11.53	312	27	11.50
Other consumer	255	5	8.57	260	5	8.49	287	6	8.54	263	17	8.52	292	19	8.57
Total consumer loans	9,193	91	3.91	9,091	88	3.91	8,786	90	4.06	9,112	269	3.95	8,567	266	4.15
Total loans and leases	23,442	215	3.64	23,178	215	3.73	22,465	215	3.80	23,245	644	3.70	22,021	641	3.89
Residential MBS	7,478	45	2.40	7,381	43	2.30	6,406	41	2.56	7,347	132	2.40	6,067	121	2.65
Commercial MBS	1,212	12	3.88	1,311	11	3.42	1,564	13	3.32	1,308	34	3.51	1,623	41	3.35
Other investment securities (3)	3,518	32	3.68	3,604	34	3.75	3,854	39	4.06	3,559	98	3.65	4,131	117	3.76
Total securities, at amortized cost	12,208	89	2.92	12,296	88	2.85	11,824	93	3.15	12,214	264	2.88	11,821	278	3.14
Money market and other investments	109	1	1.92	100	--	1.56	86	1	2.76	122	1	1.43	125	2	1.74
Total interest-earning assets	35,759	$ 305	3.38%	35,574	$ 303	3.42%	34,375	$ 309	3.57%	35,581	$ 909	3.42%	33,967	$ 920	3.62%
Goodwill and other intangibles	1,402			1,408			2,515			1,408			2,528
Other noninterest-earning assets	1,890			1,931			1,701			1,903			1,692

Total assets	$ 39,051			$ 38,913			$ 38,591			$ 38,892			$ 38,187

Interest-bearing liabilities:
Deposits
Savings accounts	$ 3,427	$ 1	0.10%	$ 3,494	$ 1	0.09%	$ 3,552	$ 1	0.09%	$ 3,451	$ 2	0.09%	$ 3,612	$ 2	0.09%
Interest-bearing checking	5,165	--	0.03	5,131	--	0.03	4,821	--	0.03	5,100	1	0.03	4,792	1	0.03
Money market deposits	10,403	8	0.29	10,251	8	0.29	9,882	6	0.23	10,263	22	0.28	9,913	16	0.22
Certificates of deposit	3,962	8	0.81	3,917	8	0.82	3,970	7	0.67	3,886	24	0.82	3,864	20	0.68
Total interest bearing deposits	22,957	17	0.29%	22,793	17	0.29%	22,225	14	0.24%	22,700	49	0.29%	22,181	39	0.24%
Borrowings
Short-term borrowings	3,953	5	0.50%	4,522	5	0.48%	4,737	5	0.43%	4,529	16	0.48%	4,597	15	0.43%
Long-term borrowings	1,693	14	3.24	1,359	13	3.90	733	12	6.56	1,362	40	3.89	733	36	6.62
Total borrowings	5,646	19	1.32	5,881	18	1.27	5,470	17	1.25	5,891	56	1.26	5,330	51	1.28
Total interest-bearing liabilities	28,603	$ 36	0.50%	28,674	$ 35	0.49%	27,695	$ 31	0.44%	28,591	$ 105	0.49%	27,511	$ 90	0.44%
Noninterest-bearing deposits	5,661			5,427			5,259			5,507			5,068
Other noninterest-bearing liabilities	637			667			536			653			541
Total liabilities	34,901			34,768			33,490			34,751			33,120
Total stockholders' equity	4,150			4,145			5,100			4,141			5,067
Total liabilities and stockholders' equity	$ 39,051			$ 38,913			$ 38,591			$ 38,892			$ 38,187

Net interest income (FTE)		$ 269			$ 268			$ 278			$ 804			$ 830
Taxable Equivalent Adjustment(1)		6			5			5			14			14

Total core deposits	$ 24,656	$ 9	0.14%	$ 24,303	$ 9	0.14%	$ 23,514	$ 7	0.12%	$ 24,321	$ 25	0.14%	$ 23,385	$ 19	0.11%
Total transactional deposits	10,826	--	0.01%	10,558	--	0.01%	10,080	--	0.01%	10,607	1	0.01%	9,860	1	0.02%
Total deposits	28,618	17	0.24%	28,220	17	0.24%	27,484	14	0.20%	28,207	49	0.23%	27,249	39	0.19%

Tax equivalent net interest rate spread			2.88%			2.93%			3.13%			2.93%			3.18%
Tax equivalent net interest rate margin			2.98%			3.02%			3.21%			3.02%			3.27%

(1) Tax equivalent interest income is calculated using a 35% tax rate.
(2) Includes nonaccrual loans.
(3) Includes debt securities, collateralized loan obligations, asset-backed securities, FHLB and FRB common stock, and other investment securities.

First Niagara Financial Group, Inc.
Allowance for Loans and Lease Losses & Asset Quality
(in thousands)
	2015			2014			Nine months ended
	Third	Second	First	Fourth	Third	Second	September 30,	September 30,
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	2015	2014

Beginning balance	$ 235,600	$ 231,138	$ 234,251	$ 222,753	$ 219,426	$ 213,937	$ 234,251	$ 209,274
Net loan (charge-offs) recoveries:
Commercial real estate	$ (2,686)	$ (5,525)	$ (5,825)	$ (2,008)	$ (2,259)	$ (4,885)	$ (14,036)	$ (6,239)
Commercial business	(6,286)	(3,513)	(4,178)	(12,650)	(3,148)	(1,795)	(13,977)	(14,081)
Residential real estate	(230)	(197)	(266)	(476)	(102)	(352)	(693)	(628)
Home equity	(1,056)	(1,367)	(1,526)	(1,406)	(1,131)	(1,294)	(3,949)	(5,470)
Indirect auto	(1,743)	(1,342)	(1,226)	(2,241)	(1,621)	(1,455)	(4,311)	(5,162)
Credit cards	(2,215)	(2,522)	(2,450)	(2,464)	(2,726)	(2,930)	(7,187)	(8,700)
Other consumer	(1,952)	(1,528)	(1,807)	(1,457)	(1,986)	(1,200)	(5,287)	(5,241)
Total net loan charge-offs	$ (16,168)	$ (15,994)	$ (17,278)	$ (22,702)	$ (12,973)	$ (13,911)	$ (49,440)	$ (45,521)
Provision for loan losses	19,268	20,456	14,165	34,200	16,300	19,400	53,889	59,000
Ending balance	$ 238,700	$ 235,600	$ 231,138	$ 234,251	$ 222,753	$ 219,426	$ 238,700	$ 222,753

Supplemental information
Allowance to loans	1.01%	1.01%	1.00%	1.02%	0.98%	0.98%	1.01%	0.98%
Allowance for originated loans to originated loans(1)	1.13%	1.15%	1.15%	1.18%	1.16%	1.18%	1.13%	1.16%

Net charge-offs (recoveries) to average loans (annualized)
Commercial real estate	0.13%	0.27%	0.29%	0.10%	0.11%	0.25%	0.23%	0.11%
Commercial business	0.42%	0.24%	0.29%	0.87%	0.22%	0.13%	0.32%	0.34%
Total commercial loans	0.25%	0.26%	0.28%	0.42%	0.16%	0.20%	0.26%	0.20%
Residential real estate	0.03%	0.02%	0.03%	0.06%	0.01%	0.04%	0.03%	0.02%
Home equity	0.14%	0.18%	0.21%	0.19%	0.16%	0.18%	0.18%	0.26%
Indirect auto	0.30%	0.24%	0.22%	0.42%	0.33%	0.33%	0.26%	0.39%
Credit cards	2.90%	3.32%	3.16%	3.13%	3.49%	3.80%	3.12%	3.72%
Other consumer	3.06%	2.35%	2.63%	2.06%	2.77%	1.65%	2.68%	2.39%
Total consumer loans	0.32%	0.31%	0.33%	0.36%	0.35%	0.34%	0.31%	0.39%
Total loans	0.28%	0.28%	0.30%	0.40%	0.23%	0.25%	0.28%	0.28%

Net charge-offs (recoveries) of originated loans to average originated loans (annualized)(1)
Commercial real estate	0.14%	0.31%	0.24%	0.06%	0.13%	0.29%	0.23%	0.11%
Commercial business	0.44%	0.25%	0.31%	0.93%	0.24%	0.14%	0.33%	0.36%
Total commercial loans	0.27%	0.28%	0.27%	0.44%	0.18%	0.22%	0.27%	0.22%
Residential real estate	0.04%	0.04%	0.05%	0.09%	0.02%	0.07%	0.04%	0.04%
Home equity	0.14%	0.17%	0.16%	0.15%	0.17%	0.16%	0.15%	0.18%
Indirect auto	0.30%	0.24%	0.22%	0.42%	0.33%	0.33%	0.26%	0.39%
Credit cards	2.90%	3.32%	3.16%	3.13%	3.49%	3.80%	3.12%	3.72%
Other consumer	3.06%	2.35%	2.63%	2.06%	2.77%	1.65%	2.68%	2.39%
Total consumer loans	0.38%	0.37%	0.38%	0.44%	0.45%	0.45%	0.38%	0.49%
Total loans	0.31%	0.31%	0.31%	0.44%	0.27%	0.30%	0.31%	0.31%

Nonperforming loans:
Originated(1):
Commercial real estate	$ 54,699	$ 60,021	$ 65,655	$ 53,164	$ 57,340	$ 55,945	$ 54,699	$ 57,340
Commercial business	45,389	42,979	54,506	45,201	36,939	32,861	45,389	36,939
Residential real estate	32,455	32,877	32,791	33,652	36,113	33,870	32,455	36,113
Home equity	34,191	27,092	26,163	23,749	23,392	19,429	34,191	23,392
Indirect auto	13,795	13,066	13,399	12,616	11,890	9,821	13,795	11,890
Other consumer	5,047	4,917	5,065	5,140	5,134	5,037	5,047	5,134
Total originated nonperforming loans	185,576	180,952	197,579	173,522	170,808	156,963	185,576	170,808
Total acquired nonperforming loans(2)	25,365	26,553	30,236	30,223	28,611	32,488	25,365	28,611
Total nonperforming loans	210,941	207,505	227,815	203,745	199,419	189,451	210,941	199,419
Real estate owned	18,359	17,397	19,128	20,541	20,261	24,270	18,359	20,261
Total nonperforming assets(3)	$ 229,300	$ 224,902	$ 246,943	$ 224,286	$ 219,680	$ 213,721	$ 229,300	$ 219,680

Accruing troubled debt restructurings (TDR)	$ 60,941	$ 64,643	$ 64,401	$ 67,102	$ 69,199	$ 80,214	$ 60,941	$ 69,199
Loans 90 days past due still accruing(4)	69,879	78,279	87,213	93,903	108,615	112,718	69,879	108,615
Total classified loans(5)	591,771	592,148	615,518	609,316	649,320	661,699	591,771	649,320
Total criticized loans(6)	$ 858,243	$ 938,951	$ 990,656	$ 1,041,050	$ 1,089,851	$ 1,072,133	$ 858,243	$ 1,089,851

Total nonperforming loans to loans	0.89%	0.89%	0.99%	0.88%	0.88%	0.85%	0.89%	0.88%
Total nonperforming originated loans to originated loans(1)	0.90%	0.91%	1.01%	0.90%	0.91%	0.86%	0.90%	0.91%
Total nonperforming assets to loans and real estate owned	0.97%	0.96%	1.07%	0.97%	0.96%	0.96%	0.97%	0.96%
Total nonperforming assets to assets	0.58%	0.58%	0.63%	0.58%	0.58%	0.55%	0.58%	0.58%
Allowance to nonperforming loans	113.2%	113.5%	101.5%	115.0%	111.7%	115.8%	113.2%	111.7%

Originated loans(1)	$ 20,591,532	$ 19,929,719	$ 19,528,609	$ 19,295,553	$ 18,841,896	$ 18,196,302	$ 20,591,532	$ 18,841,896
Acquired loans(7)	3,138,568	3,517,525	3,681,354	3,834,931	4,028,091	4,254,750	3,138,568	4,028,091
Credit related discount on acquired loans(8)	(63,901)	(78,827)	(91,689)	(93,102)	(100,138)	(105,233)	(63,901)	(100,138)
Total Loans	$ 23,666,199	$ 23,368,417	$ 23,118,274	$ 23,037,382	$ 22,769,849	$ 22,345,819	$ 23,666,199	$ 22,769,849

(1) Originated loans represent total loans excluding acquired loans.
(2) Nonperforming acquired loans include certain lines of credit that are considered nonaccruing.
(3) Does not include a $5.5 million nonperforming loan that was classified as held for sale at March 31, 2015, which was sold and for which we received the proceeds on April 2, 2015.
(4) Includes acquired loans that were originally recorded at fair value upon acquisition, credit card loans, and loans that have matured which are in the process of collection.
(5) Includes consumer loans, which are considered classified when they are 90 days or more past due. Classified loans include substandard, doubtful, and loss, which are consistent with regulatory definitions, and as described in Item 1, "Business", under the heading "Asset Quality Review" in our Annual Report on 10-K for the year ended December 31, 2014.
(6) Criticized loans includes consumer loans when they are 90 days or more past due. Criticized loans include special mention, substandard, doubtful, and loss.
(7) Represents the carrying value of acquired loans plus the principal not expected to be collected.
(8) Represent principal on acquired loans not expected to be collected.

First Niagara Financial Group, Inc.
Key Statistics
(Risk weighted assets in millions; share counts in thousands)

	2015			2014
	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,

First Niagara Financial Group, Inc. capital ratios(1)(2):
Tier 1 risk based capital	10.05%	10.03%	10.02%	9.81%	9.82%	9.58%
Total risk based capital	11.97%	11.96%	11.95%	11.75%	11.75%	11.53%
Common equity tier 1 capital	8.52%	8.50%	8.48%	N/A	N/A	N/A
Tier 1 common capital(3)	N/A	N/A	N/A	8.20%	8.19%	7.93%
Leverage	7.66%	7.60%	7.56%	7.50%	7.34%	7.34%
Equity to assets	10.50%	10.55%	10.60%	10.62%	10.79%	13.16%
Tangible common equity to tangible assets(3)	6.32%	6.32%	6.34%	6.30%	6.39%	6.14%
Total risk weighted assets	$ 28,717	$ 28,445	$ 28,152	$ 28,186	$ 27,729	$ 27,313

First Niagara Bank, N.A capital ratios(1)(2):
Tier 1 risk based capital	10.67%	10.66%	10.65%	10.48%	10.41%	10.19%
Total risk based capital	11.56%	11.54%	11.53%	11.37%	11.27%	11.05%
Common equity tier 1 capital	10.67%	10.66%	10.65%	N/A	N/A	N/A
Leverage	8.12%	8.07%	8.03%	8.01%	7.78%	7.80%
Total risk weighted assets	$ 28,633	$ 28,359	$ 28,068	$ 28,146	$ 27,686	$ 27,272

Number of branches	394	394	394	411	411	411
Full time equivalent employees	5,397	5,364	5,322	5,572	5,768	5,874

Share information and per share metrics:
Common shares outstanding	354,788	354,890	353,717	353,388	355,423	355,483
Preferred shares outstanding	14,000	14,000	14,000	14,000	14,000	14,000
Treasury shares	11,214	11,112	12,285	12,614	10,579	10,519
Market price (NASDAQ: FNFG):	$ 10.21	$ 9.44	$ 8.84	$ 8.43	$ 8.33	$ 8.74
Book value per common share(4)	10.82	10.77	10.80	10.71	10.72	13.54
Tangible book value per common share(3)(4)	6.84	6.77	6.78	6.67	6.66	6.32
Price/Book	94.36%	87.65%	81.85%	78.71%	77.71%	64.55%
Price/Tangible book(1)	149.27%	139.44%	130.38%	126.39%	125.08%	138.29%
Common stock dividends	$ 0.08	$ 0.08	$ 0.08	$ 0.08	$ 0.08	$ 0.08
Preferred stock dividends	0.54	0.54	0.54	0.54	0.54	0.54
Dividend payout ratio	53.33%	53.33%	66.67%	47.06%	N/M	42.11%
Dividend yield (annualized)	3.11%	3.40%	3.67%	3.77%	3.81%	3.67%

N/M Not meaningful.
(1) Represents an estimate as of September 30, 2015. All preceding quarters represent actual amounts.
(2) Basel III Transitional rules became effective for us on January 1, 2015. Ratios and amounts presented prior to March 31, 2015 are calculated under Basel I rules. As of March 31, 2015, the ratios presented are calculated under the Basel III Standardized Transitional Approach. Common equity tier 1 capital under Basel III replaced Tier 1 common capital under Basel I. Prior to Basel III becoming effective on January 1, 2015, tier 1 common capital under Basel I was a non-GAAP financial measure.
(3) The tables in this earnings release present computation of earnings and certain other ratios using non-GAAP financial measures, which we believe provide investors with information that is useful in understanding our financial performance and position. See Appendix A for further detail.
(4) Share count excludes unallocated ESOP shares prior to January 1, 2015 and unvested restricted stock shares.

First Niagara Financial Group, Inc.
Appendix A - Non-GAAP Reconciliation
(in thousands, except per share amounts)

	2015			2014			Nine months ended
	Third	Second	First	Fourth	Third	Second	September 30,	September 30,
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	2015	2014
Financial ratios computed on an operating basis(1):
Earnings per basic share	$ 0.15	$ 0.15	$ 0.15	$ 0.15	$ 0.19	$ 0.19	$ 0.45	$ 0.55
Earnings per diluted share	$ 0.15	$ 0.15	$ 0.15	$ 0.15	$ 0.19	$ 0.19	$ 0.45	$ 0.55
Weighted average shares outstanding - basic(2)	351,293	351,126	350,741	350,444	350,381	350,229	351,055	350,174
Weighted average shares outstanding - diluted(2)	353,248	352,791	352,621	352,152	351,898	351,541	352,847	351,570
Noninterest income as a percentage of net revenue(3)	24.05%	24.76%	23.83%	22.24%	21.62%	22.93%	24.22%	22.21%
Pre-tax, pre-provision income	101,501	101,818	101,667	98,714	99,210	108,554	304,986	316,855
Pre-tax, pre-provision income per diluted share	$ 0.29	$ 0.29	$ 0.29	$ 0.28	$ 0.28	$ 0.31	$ 0.86	$ 0.90
Pre-tax, pre-provision return on average assets	1.03%	1.05%	1.07%	1.02%	1.02%	1.14%	1.05%	1.11%
Net interest margin(4)	2.98%	3.02%	3.07%	3.11%	3.21%	3.26%	3.02%	3.27%
Interest yield on average loans(4)	3.64%	3.73%	3.75%	3.78%	3.80%	3.89%	3.70%	3.89%
Rate paid on interest-bearing liabilities	0.50%	0.49%	0.48%	0.45%	0.44%	0.44%	0.49%	0.44%
Efficiency ratio	70.7%	70.9%	70.5%	71.5%	71.5%	69.2%	70.7%	69.8%
Effective tax rate	26.0%	24.7%	30.0%	3.7%	10.3%	14.5%	27.0%	14.9%
Return on average assets	0.61%	0.63%	0.65%	0.63%	0.76%	0.80%	0.63%	0.76%
Return on average equity	5.78%	5.90%	6.12%	5.82%	5.76%	6.01%	5.93%	5.76%
Return on average tangible equity(5)	8.73%	8.94%	9.30%	8.85%	11.35%	12.01%	8.99%	11.50%
Return on average common equity	5.51%	5.63%	5.85%	5.54%	5.54%	5.80%	5.66%	5.54%
Return on average tangible common equity(6)	8.72%	8.94%	9.34%	8.85%	11.73%	12.48%	8.99%	11.89%

Reconciliation of noninterest expense on operating basis to reported noninterest expense(1):
Total noninterest expense on operating basis (Non-GAAP)	$ 245,433	$ 247,899	$ 243,521	$ 248,246	$ 249,461	$ 244,115	$ 736,853	$ 731,956
Restructuring charges	--	--	17,517	9,066	2,364	--	17,517	12,720
Goodwill impairment	--	--	--	--	1,100,000	--	--	1,100,000
Deposit account remediation	--	--	--	(23,000)	45,000	--	--	45,000
Total reported noninterest expense (GAAP)	$ 245,433	$ 247,899	$ 261,038	$ 234,312	$ 1,396,825	$ 244,115	$ 754,370	$ 1,889,676

Reconciliation of net operating income to net income(1):
Net operating income (Non-GAAP)	$ 60,482	$ 61,010	$ 62,246	$ 60,697	$ 74,009	$ 75,875	$ 183,738	$ 218,439
Nonoperating income and expenses, net of tax:
Restructuring charges	--	--	10,861	6,364	1,555	--	10,861	9,900
Goodwill impairment	--	--	--	--	963,267	--	--	963,267
Deposit account remediation	--	--	--	(14,734)	29,233	--	--	29,233
Total nonoperating expenses, net of tax	--	--	10,861	(8,370)	994,055	--	10,861	1,002,400
Net income (loss) (GAAP)	$ 60,482	$ 61,010	$ 51,385	$ 69,067	$ (920,046)	$ 75,875	$ 172,877	$ (783,961)

Reconciliation of net operating income available to common stockholders to net income available to common stockholders(1):
Net operating income available to common stockholders (Non-GAAP)	$ 52,935	$ 53,463	$ 54,699	$ 53,150	$ 66,462	$ 68,328	$ 161,097	$ 195,798
Nonoperating income and expenses, net of tax:
Restructuring charges	--	--	10,861	6,364	1,555	--	10,861	9,900
Goodwill impairment	--	--	--	--	963,267	--	--	963,267
Deposit account remediation	--	--	--	(14,734)	29,233	--	--	29,233
Total nonoperating income and expenses, net of tax	--	--	10,861	(8,370)	994,055	--	10,861	1,002,400
Net income (loss) available to common stockholders (GAAP)	$ 52,935	$ 53,463	$ 43,838	$ 61,520	$ (927,593)	$ 68,328	$ 150,236	$ (806,602)

Computation of pre-tax,pre-provision income:
Net interest income	$ 263,491	$ 263,110	$ 262,944	$ 269,783	$ 273,279	$ 271,812	$ 789,545	$ 815,838
Noninterest income	83,443	86,607	82,244	77,177	75,392	80,857	252,294	232,973
Noninterest expense	(245,433)	(247,899)	(261,038)	(234,312)	(1,396,825)	(244,115)	(754,370)	(1,889,676)
Pre-tax, pre-provision income (loss) (GAAP)	101,501	101,818	84,150	112,648	(1,048,154)	108,554	287,469	(840,865)
Add back: non-operating noninterest expenses (1)	--	--	17,517	(13,934)	1,147,364	--	17,517	1,157,720
Pre-tax, pre-provision income (Non-GAAP)(1)	$ 101,501	$ 101,818	$ 101,667	$ 98,714	$ 99,210	$ 108,554	$ 304,986	$ 316,855

(1) Noninterest expense on an operating basis, net operating income, and pre-tax, pre-provision income on an operating basis are non-GAAP measures that we believe provide meaningful comparisons of our underlying operational performance and facilitates investors' assessments of business and performance trends in comparison to others in the financial services industry. In addition, we believe exclusion of these nonoperating items enables management to perform a more effective evaluation and comparison of our results and to assess performance in relation to our ongoing operations.
(2) Share count excludes unallocated ESOP shares and unvested restricted stock shares.
(3) Net revenue is comprised of net interest income and noninterest income.
(4) Yields and rates calculated on a tax equivalent basis.
(5) Tangible equity is a non-GAAP measure and excludes goodwill and other intangibles.
(6) Tangible common equity is a non-GAAP measure and excludes goodwill and other intangibles as well as preferred stock.

First Niagara Financial Group, Inc.
Appendix A - Non-GAAP Reconciliation (Cont.)
(in thousands, except per share amounts)

	2015			2014			Nine months ended
	Third	Second	First	Fourth	Third	Second	September 30,	September 30,
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	2015	2014
Computation of Ending Tangible Assets:
Total assets	$ 39,413,181	$ 39,063,543	$ 38,907,479	$ 38,551,038	$ 37,972,042	$ 38,627,608	$ 39,413,181	$ 37,972,042
Less: Goodwill and other intangibles	(1,400,199)	(1,404,201)	(1,410,800)	(1,417,005)	(1,423,437)	(2,528,481)	(1,400,199)	(1,423,437)
Tangible assets	$ 38,012,982	$ 37,659,342	$ 37,496,679	$ 37,134,033	$ 36,548,605	$ 36,099,127	$ 38,012,982	$ 36,548,605

Computation of Average Tangible Assets:
Total assets	$ 39,051,359	$ 38,913,219	$ 38,706,545	$ 38,317,930	$ 38,591,115	$ 38,212,597	$ 38,891,638	$ 38,186,952
Less: Goodwill and other intangibles	(1,402,138)	(1,407,946)	(1,413,765)	(1,420,119)	(2,514,581)	(2,531,612)	(1,407,907)	(2,528,272)
Tangible assets	$ 37,649,221	$ 37,505,273	$ 37,292,780	$ 36,897,811	$ 36,076,534	$ 35,680,985	$ 37,483,731	$ 35,658,680

Computation of Ending Tangible Equity:
Total stockholders' equity	$ 4,139,377	$ 4,121,125	$ 4,125,246	$ 4,092,758	$ 4,095,703	$ 5,081,674	$ 4,139,377	$ 4,095,703
Less: Goodwill and other intangibles	(1,400,199)	(1,404,201)	(1,410,800)	(1,417,005)	(1,423,437)	(2,528,481)	(1,400,199)	(1,423,437)
Tangible equity	$ 2,739,178	$ 2,716,924	$ 2,714,446	$ 2,675,753	$ 2,672,266	$ 2,553,193	$ 2,739,178	$ 2,672,266

Computation of Ending Tangible Common Equity:
Total stockholders' equity	$ 4,139,377	$ 4,121,125	$ 4,125,246	$ 4,092,758	$ 4,095,703	$ 5,081,674	$ 4,139,377	$ 4,095,703
Less: Goodwill and other intangibles	(1,400,199)	(1,404,201)	(1,410,800)	(1,417,005)	(1,423,437)	(2,528,481)	(1,400,199)	(1,423,437)
Less: Preferred stockholders' equity	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)
Tangible common equity	$ 2,401,176	$ 2,378,922	$ 2,376,444	$ 2,337,751	$ 2,334,264	$ 2,215,191	$ 2,401,176	$ 2,334,264

Computation of Average Tangible Equity:
Total stockholders' equity	$ 4,149,635	$ 4,145,334	$ 4,127,743	$ 4,141,141	$ 5,100,494	$ 5,065,797	$ 4,140,984	$ 5,067,041
Less: Goodwill and other intangibles	(1,402,138)	(1,407,946)	(1,413,765)	(1,420,119)	(2,514,581)	(2,531,612)	(1,407,907)	(2,528,272)
Tangible equity	$ 2,747,497	$ 2,737,388	$ 2,713,978	$ 2,721,022	$ 2,585,913	$ 2,534,185	$ 2,733,077	$ 2,538,769

Computation of Average Tangible Common Equity:
Total stockholders' equity	$ 4,149,635	$ 4,145,334	$ 4,127,743	$ 4,141,141	$ 5,100,494	$ 5,065,797	$ 4,140,984	$ 5,067,041
Less: Goodwill and other intangibles	(1,402,138)	(1,407,946)	(1,413,765)	(1,420,119)	(2,514,581)	(2,531,612)	(1,407,907)	(2,528,272)
Less: Preferred stockholders' equity	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)
Tangible common equity	$ 2,409,495	$ 2,399,386	$ 2,375,976	$ 2,383,020	$ 2,247,911	$ 2,196,183	$ 2,395,075	$ 2,200,767

Computation of Tier 1 Common Capital:
Tier 1 capital	N/A	N/A	N/A	$ 2,764,117	$ 2,722,685	$ 2,613,584	N/A	$ 2,722,685
Less: Qualifying restricted core capital elements	N/A	N/A	N/A	(113,785)	(113,556)	(113,330)	N/A	(113,556)
Less: Perpetual non-cumulative preferred stock	N/A	N/A	N/A	(338,002)	(338,002)	(338,002)	N/A	(338,002)
Tier 1 common capital (Non-GAAP)	N/A	N/A	N/A	$ 2,312,330	$ 2,271,127	$ 2,162,252	N/A	$ 2,271,127
CONTACT: First Niagara Contacts

         Investors:
         Ram Shankar
         Senior Vice President,
         Investor Relations
         (716) 270-8623
         ram.shankar@fnfg.com

         News Media:
         David Lanzillo
         Senior Vice President,
         Corporate Communications
         (716) 819-5780
         david.lanzillo@fnfg.com